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                                                            Exhibit 21.1

                    SUBSIDIARIES OF REGISTRANT
                      (AS OF MARCH 30, 1998)


          Allegiant Bank                          Missouri
          Allegiant Bank, FSB                     Federal
          Allegiant Mortgage Company              Missouri
          Edge Mortgage Services, Inc.            Missouri